Exhibit 10.3

Execution Version

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of May 12, 2020 (“Effective Date”), is by and among Ultra Resources, Inc., a Delaware corporation (the “Issuer”), Ultra Petroleum Corp., a Yukon, Canada corporation (the “Parent Guarantor”), the Guarantors that are signatories hereto (together with the Parent Guarantor, the “Guarantors”), U.S. Bank National Association, a national banking association (the “Successor Trustee”), and Wilmington Trust, National Association, a national banking association, as Trustee and as Collateral Agent, duly organized and existing under the laws of the United States of America (the “Resigning Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, pursuant to an Indenture dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Indenture”), among the Issuer, the Guarantors from time to time parties thereto and the Resigning Trustee, the Issuer issued $545,000,000.00 aggregate principal amount of its 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due 2024 (the “Notes”);

WHEREAS, the Issuer appointed the Resigning Trustee as the Trustee, Registrar, Custodian, Paying Agent, and Collateral Agent under the Indenture;

WHEREAS, there is presently issued and outstanding $584,302,581.00 in aggregate principal amount of Notes;

WHEREAS, the Resigning Trustee serves as collateral agent (in such capacity, the “Collateral Agent”) under (i) the Indenture, (ii) that certain Second Lien Guaranty and Collateral Agreement dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Security Agreement”), by and among the Issuer, Guarantors and in favor of the Collateral Agent, (iii) that certain First Lien/Second Lien Intercreditor Agreement, dated as of December 21, 2018 (as the same may be supplemented and amended from time to time, the “Intercreditor Agreement”), among Bank of Montreal, Barclays Bank PLC, the Collateral Agent, and acknowledged and agreed to by the Issuer and Guarantors , and (iv) that certain Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Second Lien Mortgage” and together with the Security Agreement and the Intercreditor Agreement, collectively, the “Security Documents”), by and among the Issuer and the Resigning Trustee in its capacity as Collateral Agent, for and on behalf of the Secured Parties (as defined therein);

WHEREAS, Sections 2.3, 7.8 and 11.10(f) of the Indenture provides that the Trustee, Collateral Agent, Registrar and Paying Agent may at any time resign by giving written notice of such resignation to the Issuer;

WHEREAS, the Resigning Trustee desires to resign as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, and in its various roles under the Notes and Security Documents, as applicable, and the Issuer desires to appoint the Successor Trustee, as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture and to succeed the Resigning Trustee in each of its capacities under the Indenture, Notes and Security Documents; and

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture and the related appointments under the Notes and Security Documents, as applicable;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee.

a.

Pursuant to Section 7.8 of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee does hereby resign as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture and in its various roles under the Notes and Security Documents, as applicable.

b.

The Issuer accepts the resignation of the Resigning Trustee as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, and in its various roles under the Notes and Security Documents, as applicable. Pursuant to Section 7.8 of the Indenture, the Issuer hereby appoints the Successor Trustee as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture and to succeed the Resigning Trustee in its various roles under the Notes and Security Documents, as applicable. The Issuer hereby acknowledges that, as of the Effective Date, the Successor Trustee shall be the Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, the Notes, the Security Documents, as applicable, and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture, the Security Documents and Notes as Trustee, Custodian, Registrar, Paying Agent, Collateral Agent and other roles outlined in the Security Documents and Notes. The Issuer shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee. The Successor Trustee or its agent shall, and each of the Resigning Trustee and the Issuer hereby authorize the Successor Trustee or its agent to, execute and file any and all assignment and transfer documents necessary to effect or evidence such assignment and transfer including amendments to any financing statements naming the Resigning Trustee as a secured party. The Issuer hereby reaffirms their obligations to the Successor Trustee and the Resigning Trustee under Section 7.7 of the Indenture.

2. Issuer’s Representations and Warranties. Each Issuer represents and warrants to the Successor Trustee that:

a.	It is duly organized and validly existing under the laws of the State of Delaware;

b.	It has full power, authority, and right to execute, deliver and perform this Instrument;

c.

The Indenture was validly and lawfully executed and delivered by the Issuer and the Guarantors and is in full force and effect. The current outstanding aggregate principal amount of the Notes is $584,302,581.00;

d.

There is no action, suit or proceeding pending or, to the best of the Issuer’s knowledge, threatened against the Issuer before any court or any governmental authority arising out of any act or omission of the Issuer under the Indenture;

e.

No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture except for the Issuer’s failure to pay scheduled interest payments on the Issuer’s outstanding 6.875% Senior Notes Due 2022 and 7.125% Senior Notes Due 2025 on April 15, 2020, which will constitute an Event of Default under the Indenture if the Issuer fails to make such scheduled interest payments on or before May 15, 2020;

f.

Assuming the accuracy of the representation made by the Successor Trustee in Section 4 hereof, all conditions precedent relating to the appointment of the Successor Trustee as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, have been complied with by the Issuer, and such appointment is permitted by the Indenture; and

g.	Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect.

3. Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

a.	The Indenture, Notes, Security Documents and all related and ancillary documents and instruments have been validly and lawfully executed and delivered by the Resigning Trustee;

b.

To the best of the knowledge of the responsible officer of the Resigning Trustee who is signing this document, no covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver;

c.

To the best of the knowledge of the responsible officer of the Resigning Trustee who is signing this document, there is no action, suit or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Custodian, Registrar, Paying Agent, Custodian or Collateral Agent under the Indenture, Notes or Security Documents;

d.

The Resigning Trustee has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trust created by the Indenture, and all information in the possession of its corporate trust department relating to the administration and status of the trust created by the Indenture and such other documents listed on Exhibit B hereto, and such other documents reasonably obtainable as mutually agreed upon;

e.

The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation;

f.	The Resigning Trustee certifies that $584,302,581.00 in principal amount of Notes is outstanding and interest due on the Notes has been paid to January 15, 2020;

g.	Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect;

h.	As of the effective date of this instrument, the Resigning Trustee will hold no property under the Indenture, Notes or Security Documents; and

i.

Each person who so authenticated the Notes was duly elected, qualified and acting as an officer or authorized signatory of the Resigning Trustee and empowered to authenticate the Notes at the respective times of such authentication and the signature of such person or persons appearing on such Notes is each such person’s genuine signature.

4. Successor Trustee Representation and Warranty. The Successor Trustee represents and warrants to the Resigning Trustee and the Issuer that:

a.	The Successor Trustee is eligible to serve as Trustee under Section 7.10 of the Indenture; and

b.

The execution and delivery of the Instrument has been duly authorized by the Successor Trustee, and this Instrument constitutes the Successor Trustee’s legal, valid, binding and enforceable obligation.

5. Assignment by Resigning Trustee. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, and in each of its additional capacities under the Notes and Security Documents, all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture, Notes and Security Documents, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture, Notes and Security Documents. The Resigning Trustee hereby authorizes the Issuer and/or the Successor Trustee to file UCC financing statement, mortgage and deed of trust assignments and/or amendments with respect to existing UCC financing statements, mortgages and deeds of trust as may be necessary or as the Successor Trustee or Issuer may in their reasonable judgment deem necessary to evidence the Successor Trustee’s succession as “Collateral Agent” under the Indenture, Notes and Security Documents. To the extent requested by the Successor Trustee, the Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee. Until such time as all instruments of assignment or transfer with respect to the Resigning Trustee’s interest in the Collateral are executed and/or recorded and all Liens granted in favor of the Resigning Trustee in the Collateral have been assigned or otherwise transferred to the Successor Trustee, the Resigning Trustee shall continue to hold such Collateral and/or Liens on such Collateral as a co-Collateral Agent, subagent and/or bailee of the Successor Trustee in accordance with the Indenture and the corresponding provisions of the Notes and Security Documents, solely for purposes of maintaining the priority and perfection of such Liens (it being understood, however, that the Resigning Trustee shall have no responsibility or obligation to take any action to maintain the priority or perfection of such Liens).

This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Company acknowledges its obligation set forth in Section 7.7 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred without gross negligence or willful misconduct on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust and the performance of its duties evidenced by the Indenture (which obligation shall survive the execution hereof and resignation effected hereby).

6. Acceptance by Successor Trustee. The Successor Trustee accepts its appointment as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, its appointment as Collateral Agent under the Security Agreement, and in each of its additional capacities under the Notes and Security Documents, and shall assume said rights, powers, duties and obligations upon the terms and conditions set forth in the Indenture, Security Agreement, Security Documents and Notes. References in the Indenture to the “Corporate Trust Office of the Trustee” or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at the address outlined in Section 12 of this Instrument or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit A, to be sent to the Issuer and each Holder of the Notes.

7. Additional Documentation. The Resigning Trustee and the Issuer, on behalf of themselves and the Guarantors, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, duties and obligations hereby assigned, transferred, delivered and conveyed, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver, at Issuer’s expense, such further instruments of conveyance and further assurance, and to do such other things as may reasonably be required to effect or evidence (of public record or otherwise) the succession and the assignment of liens herein contemplated; provided, that any document, instrument or agreement, including, without limitation, the UCC financing statement, mortgage and deed of trust assignments and/or amendments referred to in Section 5 hereto, to be furnished or executed by, or other action to be taken by, Issuer on behalf of itself and the other Guarantors, the Resigning Trustee or the Successor Trustee, shall be reasonably satisfactory to it. Without limiting the foregoing, the Issuer agrees to promptly deliver, or cause to be delivered, (i) true copies of all title insurance policies and endorsements thereto, if any, issued to the Resigning Trustee with respect to the Mortgages; and (ii) insurance certificates and endorsements to the Successor Trustee, naming the Successor Trustee as loss payee or additional insured, as appropriate, in respect of all insurance policies required to be maintained pursuant to the Notes.

8. Privileged Information. It is the intention and understanding of the Resigning Trustee and the Successor Trustee that any exchange of information under this Instrument that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”), whether before or after the Effective Date (i) shall not waive any applicable privilege, doctrine, or rule of protection from disclosure, (ii) shall not diminish the confidentiality of the Privileged Information and (iii) shall not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Trustee or the Successor Trustee.

9. Choice of Laws. This Instrument shall be governed by the laws of the State of New York.

10. Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all counterparts shall constitute but one Instrument. Delivery of a counterpart hereof by facsimile transmission, by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

11. Patriot Act. Each Issuer acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. Each Issuer agrees that it will provide the Successor Trustee with such information as it may reasonably request in order for it to satisfy the requirements of the USA Patriot Act.

12. Notices. All notices, whether faxed or mailed, will be deemed received in accordance with Section 12.2 of the Indenture to the following:

TO THE SUCCESSOR TRUSTEE:

U.S. Bank National Association

Global Corporate Trust

1 Federal Street

EX-MA-FED

Boston, MA 02110

Attention: Laura L. Moran, Vice President

Email: laura.moran@usbank.com

With a copy to:

Squire Patton Boggs (US) LLP

201 E. Fourth Street

Suite 1900

Cincinnati, OH 45202

Attention: Stephen Lerner

Email: stephen.lerner@squirepb.com

and

2550 M Street, NW

Washington, DC 20037

Attention: Jeffrey Rothleder

Email: jeffrey.rothleder@squirepb.com

TO THE RESIGNING TRUSTEE:

Wilmington Trust, National Association

Global Capital Markets

1100 North Market Street

Wilmington, Delaware 19890

Attention: Ultra Resources Notes Administrator

Email: scimalore@wilmingtontrust.com

TO THE ISSUER OR THE GUARANTORS:

Ultra Resources, Inc.

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

Attn: Kason D. Kerr

Email: kkerr@ultrapetroleum.com

With a copy to:

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

Attention:	Matthew R. Pacey Mary Kogut Brawley Brooks W. Antweil

Email:	matt.pacey@kirkland.com mary.kogut@kirkland.com brooks.antweil@kirkland.com

13. Effectiveness. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the Effective Date, upon the execution and delivery hereof by each of the parties hereto; provided, however, that the resignation of the Resigning Trustee as Custodian, Registrar and Paying Agent and the appointment of the Successor Trustee as Custodian, Registrar and Paying Agent under the Indenture shall be effective on May 26, 2020.

14. No Liability. The parties hereto acknowledge and agree that nothing contained herein shall constitute (a) an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any breach by the Resigning Trustee in the performance or non-performance of the Resigning Trustee’s duties as Trustee or Collateral Agent under the Indenture, the Notes or the Security Documents or (b) an assumption by the Resigning Trustee of any liability of the Successor Trustee arising out of any breach by the Successor Trustee in the performance or non-performance of the Successor Trustee’s duties as Trustee or Collateral Agent under the Indenture, the Notes or Security Documents.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

ISSUER:

ULTRA RESOURCES, INC., a Delaware corporation

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

UP ENERGY CORPORATION, a Delaware corporation

KEYSTONE GAS GATHERING, LLC, a Delaware limited liability company

ULTRA WYOMING, LLC, a Delaware limited liability company

UPL PINEDALE, LLC, a Delaware limited liability company

UPL THREE RIVERS HOLDINGS, LLC, a Delaware limited liability company

ULTRA WYOMING LGS, LLC, a Delaware limited liability company

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	Senior Vice President and Chief Financial Officer

ULTRA PETROLEUM CORP., a Yukon corporation

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	Senior Vice President and Chief Financial Officer

Signature Page - Succession Agreement (Second Lien)

RESIGNING TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
solely as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent

By:	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Vice President

SUCCESSOR TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,

solely as

Trustee, Custodian, Registrar,

Paying Agent and Collateral Agent

By:	/s/ Charles S. Hodges
Name:	Charles S. Hodges
Title:	Vice President

Signature Page - Succession Agreement (Second Lien)

EXHIBIT A

[U.S. Bank Letterhead]

NOTICE TO HOLDERS OF THE 9.00% CASH / 2.00% PIK SENIOR SECURED SECOND

LIEN NOTES DUE 2024 (THE “NOTES”) OF ULTRA RESOURCES, INC.

(THE “ISSUER”):

Cusip Numbers1:

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL HOLDERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Reference is hereby made to that certain Indenture dated as of December 21, 2018 (as supplemented, modified or amended from time to time, the “Indenture”), by and among the Issuer, the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee, pursuant to which the above-referenced Notes were issued and are outstanding.

NOTICE IS HEREBY GIVEN, pursuant to Section 12.2 of the Indenture that Wilmington Trust, National Association, has resigned as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture.

NOTICE IS HEREBY FURTHER GIVEN, pursuant to Section 12.2 of the Indenture, that the Issuer has appointed [U.S. Bank], whose primary corporate trust office is located at [ADDRESS], as successor Trustee, Custodian, Registrar, Paying Agent and Collateral Agent under the Indenture, and [U.S. Bank] has accepted such appointment.

NOTICE IS HEREBY FURTHER GIVEN that Wilmington Trust, National Association’s resignation as Trustee, Custodian, Registrar, Paying Agent and Collateral Agent and [U.S. Bank]’s appointment as Successor Trustee, Custodian, Registrar, Paying Agent and Collateral Agent were effective as of the opening of business on _____, 2020. Wilmington Trust, National Association’s resignation as Custodian, Registrar and Paying Agent, and [U.S. Bank]’s appointment as Custodian, Registrar and Paying Agent will be effective as of the opening of business on _____, 2020.

Dated: _____, 2020	[U.S. Bank], as Successor Trustee

[1]

CUSIP numbers appearing herein have been included solely for the convenience of the Holders. The Trustee assumes no responsibility for the selection or use of such numbers and makes no representation as to the correctness of the CUSIP numbers listed above.

Exhibit B - Succession Agreement (Second Lien)

EXHIBIT B

Documents to be delivered by Resigning Trustee to Successor Trustee as to the Indenture:

1. Executed copy of the Indenture

2. Executed copy of the First Supplemental Indenture

3. Executed copy of the Second Supplemental Indenture

4. Executed copy of the Third Supplemental Indenture

5. Executed copy of the Fourth Supplemental Indenture

6. Executed copy of the Fifth Supplemental Indenture

7. Executed copy of the First Lien/Second Lien Intercreditor Agreement

8. Executed copy of the Second Lien Guaranty and Collateral Agreement

9. Executed copy of the Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement

10. Executed copies of any additional amendments, restatements, supplements or modifications of any of the above referenced agreements

11. Certified list of noteholders as of the Effective Date, certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered noteholders, the computer tape reflecting the identity of such noteholders).

12. Copies of any official notices sent by the Resigning Trustee to all the holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the Resigning Trustee’s most recent annual report to Holders, if any.

13. Original Global Notes.

14. Copies of UCC financing statements in the possession of the Resigning Trustee naming the Resigning Trustee as a secured party.

15. Copies of mortgages and deeds of trust in the possession of the Resigning Trustee naming the Resigning Trustee as a secured party.

16. Any collateral in the physical possession of the Resigning Trustee.

17. Such other non-confidential, unprivileged documents or information as the Successor Trustee may reasonably request on or after the Effective Date.

Exhibit B - Succession Agreement (Second Lien)